Exhibit 10.1

ACCOUNT PURCHASE AGREEMENT

This Account Purchase Agreement (this “Agreement”) is made and entered into as of November 27, 2013, by and between Axesstel, Inc., a Nevada corporation (“Axesstel”), and Accesstel Investors, LLC, a California limited liability company (“Buyer”), with respect to the following facts:

A. Axesstel is owed a $1.875 million account receivable owed by Netett Svierge AB (“Net1”), represented by Axesstel’s invoice number 2281, which is all due and payable on or prior to June 30, 2014 (the “Account”).

B. Buyer desires to acquire from Axesstel, and Axesstel is willing to sell to Buyer a $1.0 million undivided interest in the Account, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

PURCHASE AND SALE OF ACCOUNT

1.1 Purchase and Sale of Account. Axesstel hereby sells, transfers and conveys to Buyer, and Buyer hereby acquires from Axesstel, all right, title and interest in and to an undivided 53.33333% interest in the Account, and any proceeds thereof (the “Interest”).

1.2 No Assumption of Liabilities. Buyer is not assuming, and Axesstel retains all liabilities with respect to the Account, including any product liability, product warranty or other obligations.

ARTICLE II.

PURCHASE PRICE

2.1 Purchase Price. Subject to the provisions of Section 2.2 below, Buyer is concurrently paying to Axesstel $875,000 in immediately available funds, representing a discount of 12.5% from the $1.0 million face amount of the Interest being sold under this Agreement.

2.2 Adjustment to Purchase Price. If the Account is paid in full prior to June 30, 2014, Buyer shall pay to Axesstel an additional $12,000 per calendar month, or pro-rata portion thereof, that the Account is paid early (e.g. if the Account is paid in full on January 31, 2014, Buyer shall pay Axesstel an additional $60,000).

2.3 Stock Consideration. As additional consideration for the purchase of the Interest, Axesstel is concurrently issuing to the members of Buyer (the “Designees”) an aggregate of 4,000,000 shares of Axesstel’s common stock, par value $0.001 per share (the “Shares”).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF AXESSTEL

Axesstel represents and warrants Buyer as follows:

3.1 Organization. Axesstel is a corporation duly organized and validly existing under the laws of the State of Nevada.

3.2 Power and Authority. Axesstel has all requisite corporate power and authority and has taken all actions necessary to enter into this Agreement to consummate the transactions contemplated hereby, including the issuance of the Shares. The execution and delivery of this Agreement and the performance by Axesstel of its obligations hereunder have been duly and validly authorized by all necessary action and constitutes a legal, valid and binding obligation of Axesstel enforceable against Axesstel in accordance with its terms.

3.3 Consents and Approvals; No Violation. No consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other non-governmental third party is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby by Axesstel. Neither the execution and delivery of this Agreement, nor the consummation by Axesstel of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the charter, bylaws or other organizational documents of Axesstel, (b) conflict with or result in a violation or breach of any term or any law, order, permit, statute, rule or regulation applicable to Axesstel, (c) result in a material breach of, or default under (or give rise to any right of termination, cancellation or acceleration under), any of the terms, conditions or provisions of the Account or any material agreement or instrument to which Axesstel may be bound, or (d) result in an imposition or creation of any liens, claims, or other encumbrance on Axesstel or the Account.

3.4 Status of Account. Axesstel has good and marketable title to, is the exclusive legal and equitable owner of, and has the unrestricted right and power to sell, assign and deliver the Interest in accordance with the terms of this Agreement. The Account was generated in the ordinary course of Axesstel’s business. Axesstel has performed all of its obligations under the purchase order related to the Account, and to the knowledge of Axesstel, no act or event has occurred which, with notice or lapse of time or both, would constitute a default under the agreements underlying the Account.

3.5 Status of Shares. The Shares, when issued in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable, and free of any preemptive rights.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES BUYER

Buyer represents and warrants to Axesstel as follows:

4.1 Organization. Buyer is a limited liability company duly organized and validly existing under the laws of the State of California.

4.2 Power and Authority. Buyer has all requisite corporate power and authority and has taken all actions necessary to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Buyer of its respective obligations hereunder have been duly and validly authorized by all necessary action and constitutes a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

4.3 Consents and Approvals; No Violation. No consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other non-governmental third party is required in connection with the execution, delivery and performance of this Agreement, the exhibits to this Agreement or the consummation of the transactions contemplated hereby by Buyer. Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the certificate of incorporation, bylaws or other organizational documents of Buyer, or (b) result in a material breach of, or default under (or give rise to any right of termination, cancellation or acceleration under), any of the terms, conditions or provisions of any material agreement or instrument to which Buyer is a party, or by which any of the businesses, properties or assets of Buyer may be bound.

4.4 Investment Representations. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being sold in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. Buyer, and each of its Designees, is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Buyer, and each of its Designees, is acquiring the Shares, solely for its own account. Buyer, and each of its Designees, has no present intention of selling, granting any participation in, or otherwise distributing the Shares within the meaning of Section 2(11) of the Securities Act, without prejudice, however, to Buyer’s and its Desgnees’ right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. Any certificate representing the Shares shall when initially issued bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF CALIFORNIA OR ANY OTHER STATE AND MAY NOT BE OFFERED AND SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLICABLE THERETO. NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

ARTICLE V.

ADDITIONAL COVENANTS

5.1 Notice of Sale. Axesstel will promptly notify Net1 of the sale of the Interest and direct that all payments on the Account be made to a bank account designated by and under the control of Buyer. In the event Axesstel receives any payment on the Account in any other bank account, Axesstel will promptly deposit such misdirected payments on the Account to the bank account designated by Buyer.

5.2 Allocation of Payments. All payments deposited into the bank account against payment of the Account will be applied pro-rata to the Interest acquired by Buyer and to the portion of the Account retained by Axesstel. Buyer shall promptly, and in no event later than three business days, following receipt of any payment on the Account, transfer Axesstel’s portion of the payment to a bank account designated by Axesstel.

5.3 Board Appointment. Promptly following the transactions contemplated by this Agreement, Axesstel shall cause its Board of Directors to appoint Jack Giles as a member of its Board of Directors to serve until the later of (a) the next annual meeting of the stockholders or (b) until the Account is paid in full, and until his successor is duly qualified and elected. Axesstel and its Board will do and will cause to be done all things, and at all times, necessary or desirable as expeditiously as possible to give effect to Mr. Giles Board appointment rights under this Section 5.3.

5.4 Use of Proceeds. Axesstel will use the proceeds from the sale of the Interest substantially as follows:

Accrued Payroll	$500,000
SVB November payment	81,000
SVB December payment	81,000
Operating Expenses (rent, insurance, other)	100,000
Contract Manufacturers	113,000

5.5 Public Announcement. Axesstel will file a Current Report on Form 8-K regarding the entry into this Agreement within four business days after the date hereof, as required under the Securities Exchange Act of 1934, as amended.

5.6 Further Assurance. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the purchase and collection of the Account in accordance with this Agreement.

ARTICLE VI.

MISCELLANEOUS

6.1 Entire Agreement. This Agreement, and any exhibits and schedules delivered in connection herewith constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

6.2 Further Assurances. Each party agrees to execute and deliver, or cause its affiliates to execute and deliver, such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by the other party or its counsel in order to carry out the purpose and intent of this Agreement.

6.3 Expenses. Buyer and Axesstel shall each pay their own respective costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby.

6.4 Interpretation. All parties have had the opportunity to consult with an attorney of their choice before executing this Agreement. Accordingly, this Agreement shall be interpreted in accordance with its plain meaning and shall not be construed strictly for or against any party.

6.5 Governing Law. This Agreement shall be interpreted and governed by the laws of the State of California and, as applicable, the laws of the United States, without giving effect to the principles of choice of law or conflicts of laws of California. Any legal proceeding arising out of this Agreement will be brought in a court of competent jurisdiction in the County of San Diego, State of California and each party expressly consents and submits itself to the jurisdiction of such courts.

6.6 Counterparts. This Agreement may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in “portable document format”, or other electronic means intended to preserve the original graphic appearance of a party’s signature. Each such counterpart shall constitute an original and all of which together shall constitute one and the same instrument.

[Signature page follows on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

AXESSTEL, INC. a Nevada corporation

By:	/s/ Patrick Gray
Patrick Gray, Chief Executive Officer

ACCESSTEL INVESTORS, LLC. a California limited liability company

By:	/s/ Bud Leedom
Bud Leedom, Manager.

[Signature Page to Account Purchase Agreement]